  As filed with the Securities and Exchange Commission on February 16, 2001

                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ______________
                           KANA COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)
           Delaware                                       77-0435679
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                                 740 Bay Road
                        Redwood City, California 94063
              (Address of principal executive offices) (Zip Code)

                                ______________
                           KANA COMMUNICATIONS, INC.

                           1999 STOCK INCENTIVE PLAN

                       1999 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the Plans)

                                ______________
                                 James C. Wood
                            Chief Executive Officer
                           Kana Communications, Inc.
                                 740 Bay Road
                        Redwood City, California 94063
                    (Name and address of agent for service)
                                (650) 298-9282
         (Telephone number, including area code, of agent for service)

                                ______________
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                        Proposed
            Title of                                    Maximum           Proposed
           Securities                  Amount           Offering          Maximum            Amount of
              to be                    to be             Price           Aggregate          Registration
           Registered              Registered(1)      per Share(2)    Offering Price             Fee
           ----------              -------------      ------------    --------------        ------------
 Kana Communications, Inc. 1999
 ------------------------------
 Stock Incentive Plan             3,999,328 shares        $3.88       $15,517,392.64         $3,879.35
 --------------------
 Common Stock, $0.001 par value


 Kana Communications, Inc. 1999
 -------------------------------
 Employee Stock Purchase Plan      666,666 shares         $3.88       $ 2,586,664.08         $  646.67
 ----------------------------
 Common Stock, $0.001 par value

                                   4,665,994 shares          Aggregate Registration Fee      $4,526.02
                                   ================                                          =========

================================================================================
(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Kana Communications, Inc. 1999 Stock Incentive Plan, and 1999 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low closing selling price on February 14, 2001.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 4,665,994 shares of Common Stock of the Registrant for issuance under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan (together with the 1999 Stock Incentive Plan, the "Plans"). The contents of the prior Registration Statement relating to the Plans, File No. 333-87505, are incorporated herein by reference.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

               Kana Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2000 (as amended on Form 10-K/A filed on August 30, 2000) for the fiscal year ended December 31, 1999.

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2000, June 30, 2000 and September 30, 2000 filed with the Commission on May 12, 2000, August 14, 2000 and November 14, 2000, respectively.

        (c) The Registrant's Current Reports on Form 8-K filed with the Commission on April 24, 2000, May 4, 2000 (as amended on Form 8-K/A on May 8, 2000), June 15, 2000, January 22, 2001 and
               February 1, 2001.

        (d) The Registrant's Registration Statement on Form 8-A12G filed with the Commission on August 27, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit Number        Exhibit
--------------        -------

  4                   Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statement on Form
                      8-A, together with any amendments and exhibits thereto,
                      which are incorporated herein by reference pursuant to
                      Item 3(e).
  5                   Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1                Consent of KPMG LLP.
  23.2                Consent of PricewaterhouseCoopers, Independent
                      Accountants.
  23.3                Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
  24                  Power of Attorney. Reference is made to the signature page of this Registration Statement.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this 16th day of February, 2001.

                              Kana Communications, Inc.


                              By:    /s/ James C. Wood
                                   ---------------------------------------------
                                     James C. Wood
                                     Chief Executive Officer, Chairman of the
                                     Board and Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Wood as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                              Title                                     Date
---------                              -----                                     ----
/s/ James C. Wood                      Chief Executive Officer,
--------------------------------       Chairman of the Board, and       February 16, 2001
James C. Wood                          Chief Financial Officer
                                       (Principal Executive, Financial
                                       and Accounting Officer)


                                       Director
________________________________
David M. Beirne

                                       Director
________________________________
Robert W. Frick

/s/ Eric A. Hahn                       Director
________________________________                                        February 16, 2001
Eric A. Hahn

/s/ Dr. Charles A. Holloway            Director
________________________________                                        February 16, 2001
Dr. Charles A. Holloway

/s/ Steven T. Jurvetson                Director
________________________________                                        February 16, 2001
Steven T. Jurvetson

                                 EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------

  4                   Instruments Defining the Rights of Stockholders. Reference
                      is made to Registrant's Registration Statement on Form
                      8-A, together with any amendments and exhibits thereto,
                      which are incorporated herein by reference pursuant to
                      Item 3(e).
  5                   Opinion and Consent of Brobeck, Phleger & Harrison LLP.
  23.1                Consent of KPMG LLP.
  23.2                Consent of PricewaterhouseCoopers, Independent
                      Accountants.
  23.3                Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
  24                  Power of Attorney. Reference is made to the signature page of this Registration Statement.

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                           KANA COMMUNICATIONS, INC.